Exhibit 99.1

2014 ANNUAL REPORT

Performance. Perspective.

SUSTAINABILITY MATRIX

Empire One Grand 1400 112 West 250 West State Central Broadway 34th Street 57th Street Building Place

Whole Building Energy Retrofit Analysis (Replicate ESB Model)

Whole Building Energy Retrofit Implementation

Low-e window retrofit

High Performance Tenant Installation Required per Lease

Submetering of All New Tenant Spaces Utilities Billed by Submetering (as installed) Building Management System (BMS) Status (I) BMS in place (II) No BMS in place (III) Partial BMS in place Energy Star Certification Waste Management/Recycling (I) Construction Debris (II) Tenant Waste (III) Separate Electronic Recycling (IV) Single Stream Recycling Green Cleaning Products and Practices

Green Pest Management Products and Practices

Demand Response/Peak Load Shaving Sustainability Committee Annual & Long Term Sustainability Targets Leadership & Sharing

Hybrid/package

HVAC

No central HVAC No central HVAC

1333 1350 1359 501 Seventh First MerrittView 10 Bank 500 Metro Broadway Broadway Broadway Avenue Stamford Street Mamaroneck Center Place

Underway Pending Underway Underway Pending

No central HVAC No central HVAC

No central HVAC

During 2014, we completed 239 leases for a total of 785,000 square feet across our entire portfolio.

To Our Fellow Stockholders:

It is our pleasure to present Empire State Realty Trust’s 2014 annual report.

In 2014 we delivered on the goals we stated during the launch of ESRT. Our strong and increasingly flexible balance sheet supported creation of value through redevelopment of our existing portfolio and funded growth through acquisitions of our option properties. Our team deployed its talent, commitment, and capacity to execute.

Redevelopment and Tenant Upgrades Continue

During 2014, we completed 239 leases for a total of 785,000 square feet across our entire portfolio, and achieved starting cash rents per square foot 20.2% above the previous fully escalated cash rent. For new leases signed in our Manhattan office portfolio in 2014, our redevelopment efforts generated positive leasing spreads of 31.5%.

We signed major office leases with LinkedIn, Johnson Controls, Macy’s, Bulova (Citizen Watch Company), OnDeck Capital, 3i Debt Management, and the Robertson Foundation. In our retail space, we signed a lease with Shake Shack who will join Urban Outfitters at 1333 Broadway. Our same store portfolio was 89.2% occupied at the end of 2014, up 310 basis points from 86.1% in December 2013. Our 7.7 million square foot same store office portfolio was 88.9% occupied at the end of 2014, up 330 basis points from one year earlier, and within our 5.9 million square foot same store Manhattan office portfolio, we were 88.2% occupied at the end of 2014, up 380 basis points from December 2013.

We believe we have much more “derisked” growth to deliver in the years ahead, given our significant embedded upside in cash flow and value, from our ongoing redevelopment of our Manhattan office space. We will continue to re-lease our redeveloped space to larger and better credit quality tenants. When we redevelop a floor, we consolidate previously demised smaller unimproved spaces, vacate the floor through planned cotermination of leases, gut the floor down to the columns and walls, and upgrade all building systems. We then offer that clean floor as a full floor availability or rebuild it with modern prebuilt suites. In 2014, we redeveloped approximately 350,000 square feet of old subdivisions and created new spaces for lease.

Empire State Building, the Self-Contained Urban Campus

The World’s Most Famous Building’s transition to Manhattan’s only urban campus in a single building is near completion and continues to gain acceptance by better brokers and tenants in the market. The Empire State Building now offers an experience for our tenants and prospects that matches the iconic nature of the asset itself.

In 2014, we opened new amenities, including STATE Grill and Bar that launched to strong reviews and has found favor in its main dining room, bar, and private rooms. We now offer our tenants five on-site food options, with more to come. Our 15,000 square foot tenant-only fitness center, which in scale and scope is totally unique to Manhattan, counts nearly 1,000 building-based members. Our tenants have welcomed our new 67th floor tenant-only conference center. We are also slightly more than 65% of the way through the world’s largest elevator modernization program with speedy and efficient Otis Compass System controls and ReGen technology, which generates power instead of heat when elevators are braking.

At the Empire State Building, our new amenities helped us to sign 27 office leases which totaled nearly 200,000 square feet in 2014, with rent spreads of over 58% versus in-place fully escalated rents.

Empire State Building Experience Sets New Records

After tens of thousands of cancelled flights in and out of New York City due to brutal first quarter 2014 weather produced a slow start, visitors to the Empire State Experience at the Empire State Building Observatories surpassed our record 2013 results. We achieved record revenue as well, up 9.5% versus 2013, and we enhanced the experience as we included a hand-held multimedia guide in the price of admission. Our ticket pricing strategy yielded a more profitable mix of tickets. We remain The Center of It All, The Heart of New York City, and a “must do” experience.

Portfolio Growth through Acquisition

In July, we exercised our options and acquired the ground and operating leases at 112 West 34th Street and the ground lease at 1400 Broadway for a total of approximately $734 million. We funded these acquisitions with assumption of debt, issuance of securities, and cash. These properties complement our same store portfolio and we have already commenced redevelopment programs at each. We believe we create significant value for stockholders as we redevelop and re-lease office and retail space at both properties.

Leadership in Sustainability

We continue our industry-leading energy efficiency and sustainability work, which we first implemented at the Empire State Building, throughout our entire portfolio.

At the Empire State Building, our new amenities helped us to sign 27 office leases which totaled nearly 200,000 square feet in 2014, with rent spreads of over 58% versus in-place fully escalated rents.

We continue to make our balance sheet more flexible as we unencumber more assets.

We actively monitor and quantify our reduction in energy consumption for our buildings and our tenants. Our energy efficiency practices not only help save tenants money through reduced direct utility costs, they also create healthy workplace environments. ESRT is an EPA Green Lease Leader, and has added a new sustainability metric which is included herein for the first time and posted on www.empirestaterealtytrust.com.

We eschew monitors like GRESB and no longer pursue LEED certification. We believe facts reported clearly speak for themselves, and know our innovation in sustainability reduces operating costs and gives us a competitive edge to attract and lease to quality tenants, and thus creates stockholder value. On a related note, Tony chairs the Sustainability Policy Advisory Committee of the Real Estate Roundtable.

Our Balance Sheet

We ended 2014 with total debt outstanding of approximately $1.6 billion, which resulted in a leverage ratio of just 25%. We continue to make our balance sheet more flexible as we unencumber more assets. In addition, our new credit facility, which we closed in January 2015, is totally unsecured and as a result of repayment with proceeds from the issuance of $350 million of senior unsecured notes during the first quarter 2015, the credit facility had $635 million of undrawn capacity available at first quarter end. We have expansion features we can activate under certain circumstance for up to an additional $450 million. We have plenty of financial capacity for internal redevelopment and external growth through portfolio expansion.

INDEX VALUE 140 130 120 110 100 90

10/07/13 12/31/13 03/31/14 06/30/14 09/30/14 12/31/14

PE RIOD E N D I N G

Empire State Realty Trust, Inc. S&P 500 Index

NAREIT All Equity Index NAREIT Office Index

* The graph shall not be deemed incorporated by reference by any general statement of incorporation by reference in any filing made under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act” and, together with the Securities Act, the “Acts”), and shall not otherwise be deemed filed under such Acts.

Our Performance

The preceding graph is a comparison of the cumulative total stockholder return on our Class A common stock, the Standard & Poor’s 500 Index (the “S&P 500 Index”), the NAREIT All Equity Index (the “NAREIT All Equity Index”) and the NAREIT Office Index (“NAREIT Office Index”). The graph assumes that $100.00 was invested on October 7, 2013 and dividends were reinvested without the payment of any commissions. There can be no assurance that the performance of our shares will continue in line with the same or similar trends depicted in the graph.*

Thank You To Our Team/ Welcome To Our Team

Our ESRT team is dedicated, hardworking, smart, and goal-oriented. We compete for the long haul, with perspective and patience garnered over decades of cycles and keen eyes for opportunity.

On February 2, 2015 we announced the appointment of John B. Kessler to the post of President and Chief Operating Officer. John brings a track record of experience and success as a manager and investor to Empire State Realty Trust, and we have already partnered in the execution of our strategies and objectives.

Executive Vice Presidents Tom Durels, David Karp, and Tom Keltner continue their excellent work, and assisted with the selection of John and his onboarding into our team. We have made other important hires as we have taken in-house all property management, begun to transition in-house certain leasing functions, and also built out our Information Technology and Human Resources capabilities.

Our Board

We have a dynamic, engaged, and intelligent board. We thank Lawrence Golub for his service as a board member and as an adviser during the period leading up to our formation transactions, and we welcome James D. Robinson IV, who brings an entirely new perspective from his successful career as a leader in venture capital to benefit Empire State Realty Trust and its stockholders. Tony continues as the sole inside director.

Forward to the Future

Our market position, management and board team, and balance sheet are strong. We are located in one of the two most important real estate markets in the world, a market in which only a small fraction of the office and retail property stock is owned by REITs and other institutional owners. We continue to execute our growth strategies, unlock value within our existing portfolio, and consider additional opportunities to grow within our core market.

We compete for the long haul, with perspective and patience garnered over decades of cycles and keen eyes for opportunity.

In 2015, we will vacate and begin to redevelop 320,000 square feet of office space in Manhattan.

We have approximately 2.2 million square feet of space still to redevelop and re-lease, including approximately 600,000 square feet in the Empire State Building and an additional 1.6 million square feet in the balance of our Manhattan portfolio. In 2015, we will vacate and begin to redevelop 320,000 square feet of office space in Manhattan, including approximately 125,000 square feet in the Empire State Building and 195,000 square feet in the balance of the portfolio. While this may lead to flat or slightly reduced occupancy for the year, we believe this will add tremendous value for stockholders in the years to come.

We are very large owners of our Company, no member of our executive team has sold a single share of Empire State Realty Trust stock, and we are focused on value creation and return to investors.

ONWARD AND UPWARD.

Anthony E. Malkin John B. Kessler

Chairman and Chief Executive Officer President and Chief Operating Officer